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                                                                    EXHIBIT 99.1

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                           PAN PACIFIC (PORTLAND), LLC


                      a Delaware limited liability company





                           Dated as of October 9, 1998



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                                TABLE OF CONTENTS

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ARTICLE 1.     DEFINED TERMS.................................................................       1

ARTICLE 2.     ORGANIZATIONAL MATTERS.......................................................       18
               Section 2.1.  Formation......................................................       18
               Section 2.2.  Name...........................................................       18
               Section 2.3.  Registered Office and Agent; Principal Place of Business; Other
                               Places of Business...........................................       18
               Section 2.4.  Power of Attorney..............................................       18
               Section 2.5.  Term...........................................................       20

ARTICLE 3.     PURPOSE......................................................................       20
               Section 3.1.  Purpose and Business...........................................       20
               Section 3.2.  Powers.........................................................       20
               Section 3.3.  Specified Purposes.............................................       21
               Section 3.4.  Representations, Warranties and Covenants of the Members;
                               Disclaimer of Certain Representations........................       21

ARTICLE 4.     CAPITAL CONTRIBUTIONS........................................................       23
               Section 4.1.  Capital Contributions of the Initial Members...................       23
               Section 4.2.  Additional Members.............................................       24
               Section 4.3.  Loans by Third Parties.........................................       24
               Section 4.4.  Additional Funding and Capital Contributions...................       24
               Section 4.5.  No Interest; No Return.........................................       25

ARTICLE 5.     DISTRIBUTIONS................................................................       25
               Section 5.1.  Requirement and Characterization of Distributions..............       25
               Section 5.2.  Distributions in Kind..........................................       26
               Section 5.3.  Amounts Withheld...............................................       26
               Section 5.4.  Distributions Upon Liquidation.................................       27
               Section 5.5.  Restricted Distributions.......................................       27
               Section 5.6.  Distributions of Proceeds from Sale of Properties..............       27

ARTICLE 6.     ALLOCATIONS..................................................................       28
               Section 6.1.  Timing and Amount of Allocations of Net Income and Net Loss....       28
               Section 6.2.  General Allocations............................................       28
               Section 6.3.  Additional Allocation Provisions...............................       29
               Section 6.4.  Tax Allocations................................................       31
               Section 6.5.  Other Provisions...............................................       32
               Section 6.6.  Amendments to Allocation to Reflect Issuance of Additional
                               Membership Interests.........................................       32
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
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ARTICLE 7.     MANAGEMENT AND OPERATIONS OF BUSINESS........................................       33
               Section 7.1.  Management.....................................................       33
               Section 7.2.  Certificate of Formation.......................................       37
               Section 7.3.  Restrictions on Managing Member's Authority....................       37
               Section 7.4.  Compensation of the Managing Member............................       40
               Section 7.5.  Other Business of Managing Member..............................       40
               Section 7.6.  Contracts with Affiliates......................................       41
               Section 7.7.  Indemnification................................................       41
               Section 7.8.  Liability of the Managing Member...............................       43
               Section 7.9.  Other Matters Concerning the Managing Member...................       44
               Section 7.10. Title to Company Assets........................................       44
               Section 7.11. Reliance by Third Parties......................................       45

ARTICLE 8.     RIGHTS AND OBLIGATIONS OF MEMBERS............................................       45
               Section 8.1.  Limitation of Liability........................................       45
               Section 8.2.  Managing of Business...........................................       45
               Section 8.3.  Outside Activities of Members..................................       46
               Section 8.4.  Return of Capital..............................................       46
               Section 8.5.  Rights of Non-Managing Members Relating to the Company.........       46
               Section 8.6.  Exchange Rights................................................       47

ARTICLE 9.     BOOKS, RECORDS, ACCOUNTING AND REPORTS.......................................       49
               Section 9.1.  Records and Accounting.........................................       49
               Section 9.2.  Fiscal Year....................................................       50
               Section 9.3.  Reports........................................................       50

ARTICLE 10.    TAX MATTERS..................................................................       50
               Section 10.1. Preparation of Tax Returns.....................................       50
               Section 10.2. Tax Elections..................................................       50
               Section 10.3. Tax Matters Partner............................................       51
               Section 10.4. Organizational Expenses........................................       51

ARTICLE 11.    TRANSFERS AND WITHDRAWALS....................................................       51
               Section 11.1. Transfer.......................................................       51
               Section 11.2. Transfer of Managing Member's Membership Interest..............       51
               Section 11.3. Non-Managing Members' Rights to Transfer.......................       52
               Section 11.4. Substituted Members............................................       54
               Section 11.5. Assignees......................................................       55
               Section 11.6. General Provisions.............................................       55

ARTICLE 12.    ADMISSION OF MEMBERS.........................................................       57
               Section 12.1. Admission of Successor Managing Member.........................       57
               Section 12.2. Admission of Additional Members................................       57
               Section 12.3. Amendment of Agreement and Certificate.........................       58
               Section 12.4. Limitation on Admission of Members.............................       58
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
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ARTICLE 13.    DISSOLUTION, LIQUIDATION AND TERMINATION.....................................       58
               Section 13.1. Dissolution....................................................       58
               Section 13.2. Winding Up.....................................................       59
               Section 13.3. Deemed Distribution and Recontribution.........................       61
               Section 13.4. Rights of Members..............................................       61
               Section 13.5. Notice of Dissolution..........................................       61
               Section 13.6. Cancellation of Certificate....................................       62
               Section 13.7. Reasonable Time for Winding-Up.................................       62
               Section 13.8. Liability of Liquidator........................................       62

ARTICLE 14.    PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS.........       62
               Section 14.1. Procedures for Actions and Consents of Members.................       62
               Section 14.2. Amendments.....................................................       62
               Section 14.3. Meetings of the Members........................................       63

ARTICLE 15.    GENERAL PROVISIONS...........................................................       64
               Section 15.1. Addresses and Notice...........................................       64
               Section 15.2. Titles and Captions............................................       64
               Section 15.3. Pronouns and Plurals...........................................       64
               Section 15.4. Further Action.................................................       64
               Section 15.5. Binding Effect.................................................       64
               Section 15.6. Creditors......................................................       64
               Section 15.7. Waiver.........................................................       65
               Section 15.8. Counterparts...................................................       65
               Section 15.9. Applicable Law.................................................       65
               Section 15.10.Entire Agreement...............................................       65
               Section 15.11.Invalidity of Provisions.......................................       65
               Section 15.12.Limitation to Preserve REIT Status.............................       65
               Section 15.13.No Partition...................................................       66
               Section 15.14.Non-Managing Member Representative.............................       67
               Section 15.15.Conditions Precedent...........................................       67

Exhibit A      Member Information..........................................................       A-1
Exhibit B      Contribution Agreements.....................................................       B-1
Exhibit C      Real Properties.............................................................       C-1
Exhibit D      Notice of Exchange..........................................................       D-1
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

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           PAN PACIFIC (PORTLAND), LLC

               THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
(this "Agreement") of Pan Pacific (Portland), LLC, a Delaware limited liability company (the "Company") is made and entered into as of October 9, 1998, by and among Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Managing
Member"), and the Persons whose names are set forth on Exhibit A as attached hereto (the "Non-Managing Members" and together with the Managing Member, the "Members"), together with any other Persons who become Members in the Company as provided herein.

               WHEREAS, the Company was formed on September 14, 1998 and an original limited liability company agreement (the "Original LLC Agreement") was entered into between the Managing Member and David L. Adlard ("Adlard") as members;

               WHEREAS, simultaneously with the execution of this Agreement, the Managing Member has purchased the interest of Adlard in the Company pursuant to and in accordance with the Original LLC Agreement and Adlard thereupon ceased to be a Member in the Company;

               WHEREAS, the Company has entered into the contribution agreements set forth on Exhibit B attached hereto (collectively, the "Contribution
Agreements"), which provide for the contribution of certain assets to, and the acquisition of certain interests in, the Company by the parties thereto; and

               WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreements that the parties hereto enter this Agreement;

               NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                  DEFINED TERMS

               The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

               "ACT" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

               "ACTIONS" has the meaning set forth in Section 7.7 hereof.

               "ADDITIONAL FUNDS" has the meaning set forth in Section 4.4.A hereof.

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               "ADDITIONAL MEMBER" means a Person admitted to the Company as a
Member pursuant to Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Company.

               "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                            (a) decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member's Membership Interest or is deemed to be obligated to restore pursuant to Regulation Section
        1.704-1(b) (2)(ii)(c) or the penultimate sentence of each of Regulations
        Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                            (b) increase such deficit by the items described in Regulations Section 1.704-1(b) (2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations Section 1.704-1(b) (2)(ii)(d) and shall be interpreted consistently therewith.

               "ADJUSTMENT FACTOR" means 1.0; provided, however, that in the event that: the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time). Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

               "AFFILIATE" means, with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under common Control with such Person.

               "AGREEMENT" means this Amended and Restated Limited Liability
Company Agreement of Pan Pacific (Portland), LLC, as it may be amended, supplemented or restated from time to time.


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               "APPRAISAL" means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets in the general location of the property being appraised, selected by the
Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

               "APPRAISED VALUE" means, with respect to any asset, including any Contributed Property, the value of such asset as determined by Appraisal.

               "ASSIGNEE" means a Person to whom one or more LLC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

               "AVAILABLE CASH" means, with respect to any period for which such calculation is being made:

                            (a) the sum, without duplication, of:

                                    (1) the Company's net income or net loss (as
               the case may be) for such period determined in accordance with GAAP,

                                    (2) Depreciation and all other noncash
               charges to the extent deducted in determining net income or net loss for such period pursuant to the foregoing clause (a)(1),

                                    (3) the amount of any reduction in reserves
               of the Company (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary), and

                                    (4) all other cash received (including
               amounts previously accrued as net income and amounts of deferred income but excluding any net amounts borrowed by the Company for such period) that was not included in determining net income or net loss for such period pursuant to the foregoing clause (a)(1);

                             (b)    less the sum, without duplication, of:

                                    (1) all principal debt payments made during
               such period by the Company,

                                    (2) capital expenditures made by the Company
               during such period,

                                    (3) all other expenditures and payments not
               deducted in determining net income or net loss for such period pursuant to the foregoing clause (a)(1) (including amounts paid in respect of expenses previously accrued),


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                                    (4) any amount included in determining net
               income or net loss for such period pursuant to the foregoing clause (a)(1) that was not received by the Company during such period, and

                                    (5) the amount of any increase in reserves
               (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company, (ii) any Capital Contributions, whenever received, (iii) any of the items described in the foregoing clauses (a) or (b) arising out of or resulting from the taxable disposition of any of the Real Properties or (iv) the proceeds of Refinancing Debt.

               "BANKRUPTCY LAW" means Title II, U.S. Code or any similar federal or state law for the relief of debtors.

               "BENEFICIAL OWNERSHIP" means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(b) of the Code. The terms "Beneficially Own," "Beneficially
Owned," "Beneficially Owns" and "Beneficial Owner" shall have the correlative meanings.

               "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

               "CALL NOTICE" means a written notice to the Non-Managing Members informing them of the Managing Member's election to call their Non-Managing
Member Units pursuant to Section 8.6.E hereof.

               "CAPITAL ACCOUNT" means, with respect to any Member, the Capital
Account maintained for such Member on the Company's books and records in accordance with the following provisions:

                             (a) To each Member's Capital Account, there shall be added such Member's Capital Contributions, such Member's allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

                             (b) From each Member's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to


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        Section 6.3 hereof, and the principal amount of any liabilities of such
        Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

                             (c) In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

                             (d) In determining the principal amount of any liability for purposes of subsections (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                             (e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that such modification will not have a material effect on the amounts distributable to any Member without such Member's Consent. The
        Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b) (2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

               "CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes to the Company pursuant to Section 4.1, Section 4.2 or Section 4.4 hereof.

               "CASH AMOUNT" means an amount of cash equal to the product of (a) the Value of a REIT Share and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

               "CERTIFICATE" means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

               "CHARTER" means the Articles of Incorporation of the Managing
Member, as amended, supplemented or restated from time to time. In the case of a successor Managing Member, "Charter" shall mean such Person's charter document.

               "CLOSING PRICE" means (i) the closing price of a REIT Share on the principal exchange on which REIT Shares are then trading, if any, or (ii) if REIT Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the REIT Shares are then listed as a National Market Issue under the NASD National Market


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

System) or (2) the mean between the closing representative bid and asked prices
(in all other cases) for a REIT Share are as reported by NASDAQ or such successor quotation system, (iii) if the REIT Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for a REIT Share as reported by a reliable quotation service designated by the Managing Member, or (iv) if there are no publicly available closing bid and asked prices, the price of a REIT
Share determined by the Managing Member acting in good faith on the basis of information which it considers, in its reasonable judgment, to be appropriate.

               "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

               "COMPANY" means the limited liability company formed under the Act and pursuant to this Agreement, and any successor thereto.

               "COMPANY MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704-2(b) (2) for the phrase "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in Company
Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

               "CONSENT" means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article 14 hereof.

               "CONSENT OF THE NON-MANAGING MEMBERS" means the Consent of a
Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their reasonable discretion.

               "CONSTRUCTIVE OWNERSHIP" means ownership of REIT Shares, or any other interest in an entity, by a Person who is or would be treated as an owner thereof either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms
"Constructively Own," "Constructively Owned," "Constructively Owns" and
"Constructive Owner" shall have the correlative meanings.

               "CONTRIBUTION AGREEMENTS" means the contribution agreements set forth on Exhibit B attached hereto which provide for the contribution of certain assets to, and the acquisition of certain interests in, the Company by the parties thereto; provided, that if any of the contributions contemplated pursuant to the Contribution Agreements are not consummated, the Managing Member shall amend Exhibit B accordingly.

               "CONTRIBUTED ASSETS" means (i) the Real Properties, if any, contributed directly to the Company pursuant to the Contribution Agreements and
(ii) the ownership interests, if any, in


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

the entities which hold certain of the Real Properties contributed to the Company pursuant to the Contribution Agreements.

               "CONTROL" means, when used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings.

               "CUSTODIAN" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

               "DEBT" means, as to any Person, as of any date of determination,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with GAAP, should be capitalized.

               "DEPRECIATION" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing
Member.

               "DISPOSITION PROCEEDS" means the net proceeds to be received by the Company upon the taxable disposition of some, but not all, of the Real
Properties or other Properties of the Company.

               "EFFECTIVE DATE" means, as to each Initial Non-Managing Member, the date on which the conditions precedent to the effectiveness of this Agreement as set forth in Section 15.15 are satisfied with respect to the contributions to be made by such Initial Non-Managing Member as of that date. If the contributions under any Contribution Agreement are not consummated, then no party hereto shall have any obligation hereunder with respect to such Contribution Agreement. With respect to any future contributions, the Effective
Date shall be the date that such contributions are completed.


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

               "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

               "EXCESS LLC UNITS" means any LLC Units held by a Non-Managing
Member to the extent that, if such LLC Units were exchanged for the REIT Shares
Amount pursuant to Section 8.6 hereof, such Non-Managing Member would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership
Limit or otherwise in violation of the Charter or the Code.

               "EXCHANGE" has the meaning set forth in Section 8.6.A hereof.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "FAMILY MEMBERS" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's ancestors, (c) such Person's descendants
(whether by blood or by adoption) and their respective spouses, (d) such Person's brothers and sisters and their respective spouses, (e) inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters or their respective spouses are beneficiaries and (f) any partnership or limited liability company all of whose partners or members consist of such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters or inter vivos or testamentary trusts of which only such Person or his spouse, ancestors, descendants (whether by blood or by adoption), brothers or sisters are beneficiaries.

               "FISCAL YEAR" means the fiscal year of the Company, which shall be the calendar year.

               "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                             (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its fair market value, as agreed to by such Member and the Managing Member, and set forth on Exhibit A with respect to that Member; provided, that if any contributions pursuant to a Contribution Agreement are not consummated, then the Managing Member shall amend Exhibit A accordingly.

                             (b) The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause
        (1), clause (2), clause (3), or clause (4) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

                                    (1) the acquisition of an additional
               interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, contributions or deemed contributions by the


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

               Managing Member pursuant to Section 4.4 hereof) by a new or existing Member in exchange for more than a de minimis Capital
               Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                                    (2) the distribution by the Company to a
               Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing
               Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                                    (3) the liquidation of the Company within
               the meaning of Regulations Section 1.704-1(b) (2)(ii)(g); and

                                    (4) at such other times as the Managing
               Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                             (c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing
        Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

                             (d) At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b) (2)(iv)(m); provided, however, that Gross
        Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

                             (e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the facts and circumstances on the date of determination.


                                       9

               "INCAPACITY" or "INCAPACITATED" means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

               "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as (a) the Managing Member or (b) a director of the Managing Member or an officer or employee of the Company or the Managing Member and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

               "INITIAL NON-MANAGING MEMBERS" means the Non-Managing Members (or successors in interest thereof) who acquired their Non-Managing Member Units in exchange for the Contributed Assets on the applicable Effective Date.

               "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

               "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

               "LIQUIDATOR" has the meaning set forth in Section 13.2.A hereof.

               "LLC DISTRIBUTION DATE" means the date established by the Managing Member for the payment of actual distributions declared by the Managing Member pursuant to Sections 5.1 and 5.2, which date shall be the same as the date established by the Managing Member for the payment of dividends to holders of REIT Shares.

               "LLC RECORD DATE" means the record date established by the Managing Member for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Managing Member for a dividend to holders of REIT Shares.

               "LLC UNITS" means the Managing Member Units and the Non-Managing Member Units, collectively.

               "MAJORITY IN INTEREST OF THE MEMBERS" means the Members holding in the aggregate more than 50% of the aggregate outstanding LLC Units.

               "MAJORITY IN INTEREST OF THE NON-MANAGING MEMBERS" means those Non-Managing Members holding in the aggregate more than 50% of the aggregate outstanding Non-Managing Member Units.

               "MAJORITY OF REMAINING MEMBERS" means Non-Managing Members owning a majority of the Non-Managing Member Units held by Non-Managing Members.

               "MANAGING MEMBER" means Pan Pacific Retail Properties, Inc., a Maryland corporation, in its capacity as a Member, or any successor Managing Member designated pursuant to the terms of this Agreement.

               "MANAGING MEMBER UNIT" means a single unit of Membership Interest of the Managing Member issued pursuant to Article 4 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Managing Member Units may (but need not in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate for Managing Member Units.

               "MEMBER MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner nonrecourse debt minimum gain."

               "MEMBER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b) (4) for the phrase "partner nonrecourse debt."

               "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase "partner nonrecourse deductions," and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

               "MEMBERS" means the Persons owning Membership Interests, including the Managing Member, Non-Managing Members and any Additional and Substitute Members, named as Members in Exhibit A attached hereto, which Exhibit A may be amended from time to time.

               "MEMBERSHIP INTEREST" means an ownership interest in the Company representing a Capital Contribution by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Managing Member Units or Non-Managing Member Units, as applicable.

               "NET INCOME" or "NET LOSS" means, for each Fiscal Year of the Company, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                             (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

                             (b) Any expenditure of the Company described in Code Section 705(a)(2)(b) or treated as a Code Section 705(a)(2)(b) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

                             (c) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                             (d) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

                             (e) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                             (f) Notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item allocated pursuant to
        Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

               "NON-MANAGING MEMBER" means any Member other than the Managing Member (except to the extent the Managing Member holds Non-Managing Member Units).

               "NON-MANAGING MEMBER REPRESENTATIVE" means David P. Zimel until a successor Non-Managing Member Representative shall have been appointed pursuant to Section 15.14 hereof and, thereafter, shall mean the person appointed and then acting as the Non-Managing Member Representative hereunder.

               "NON-MANAGING MEMBER UNIT" means a single unit of Membership Interest issued to a Non-Managing Member pursuant to Section 4.1 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Non-Managing Member Units shall be evidenced in the form of a certificate for Non-Managing Member Units.

               "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(b) (1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

               "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

               "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit D attached to this Agreement.

               "OWNERSHIP LIMIT" means 6.25% of the number or value (whichever is more restrictive) of the outstanding REIT Shares or such other percentage that may be set forth from time to time in the Charter. The number and value of REIT Shares shall be determined by the Board of Directors of the Managing Member, in good faith, which determination shall be conclusive for all purposes hereof.

               "PAYMENT QUARTER" has the meaning set forth in Section 5.1.A hereof.

               "PERCENTAGE INTEREST" means, as to a Member holding a Membership Interest, its interest in the Company as determined by dividing the LLC Units owned by such Member by the total number of LLC Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

               "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

               "PORTLAND FIXTURE" means Portland Fixture Limited Partnership, an Oregon limited partnership.

               "PREFERRED RETURN PER UNIT" means with respect to each Non-Managing Member Unit outstanding on a LLC Record Date an amount initially equal to zero, and increased cumulatively on each LLC Record Date by an amount equal to the product of (i) the cash dividend per REIT Share declared by the Managing Member for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date; provided, however, that the first increase that shall occur in accordance with the foregoing shall be on the LCC Record Date corresponding to the next calendar quarter ending subsequent to the Effective Date and shall be in an amount equal to the foregoing product of (i) and (ii) above multiplied by a fraction, the numerator of which shall be the number of days from the Effective Date to that quarter end, and the denominator of which shall be the total number of days in that quarter.

               "PREFERRED RETURN SHORTFALL" means, for any holder of Non-Managing Member Units, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all Non-Managing Member Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such Non-Managing Member Units pursuant to Section 5.1.A(1) or Section 5.6A(1) hereof, together with cumulative interest accruing thereon at the Prime Rate from the applicable LLC Record Date to the date of distribution.

               "PRIME RATE" means on any date, a rate equal to the annual rate on such date announced by the Bank of New York to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If the Bank of New York discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in New York to be used for the purpose of calculating the Prime Rate hereunder (which rate shall be subject to limitation by all applicable usury laws).

               "PROPERTIES" means any assets and property of the Company such as, but not limited to, interests in real property (including the Real Properties) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time.

               "QUALIFIED TRANSFEREE" means an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

               "REAL PROPERTIES" means the shopping centers listed on Exhibit C attached hereto that are expected to be contributed to the Company pursuant to the Contribution Agreements either by the direct transfer of such shopping centers to the Company or the transfer to the

Company of all the ownership interests in the entities which hold such shopping centers; provided, that if any of the contributions contemplated pursuant to the Contribution Agreements are not consummated, the Managing Member shall amend Exhibit C accordingly.

               "REDUCTION DATE" has the meaning set forth in Section 5.6.B hereof.

               "REDUCTION UNITS" has the meaning set forth in Section 5.6.B hereof.

               "REFINANCING DEBT" means any Debt (other than indebtedness to the Managing Member or any Affiliate of the Managing Member), the repayment of which is secured by all or any portion of the Real Properties.

               "REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.3.A(7) hereof.

               "REIT" means a real estate investment trust qualifying under Code
Section 856, et seq.

               "REIT MEMBER" means a Member or Assignee that is, or has made an election to qualify as, a REIT.

               "REIT PAYMENT" has the meaning set forth in Section 15.12 hereof.

               "REIT REQUIREMENTS" has the meaning set forth in Section 5.1.B hereof.

               "REIT SHARE" means a share of the Common Stock of the Managing Member.

               "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Managing Member issues Rights to all holders of REIT Shares as of a certain record date, with the record date for such Rights issuance falling within the period starting on the date of the Notice of Exchange and ending on the day immediately preceding the Specified Exchange Date, which Rights will not be distributed before the relevant Specified Exchange Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Managing Member in good faith.

               "RELATED PARTY" means, with respect to any Person, any other Person whose actual ownership, Beneficial Ownership or Constructive Ownership of shares of the Managing Member's capital stock would be attributed to the first such Person under either (i) Code Section 544 (as modified by Code Section 856(h)(1)(b) ) or (ii) Code Section 318 (as modified by Code Section 856(d)(5)).

               "RIGHTS" means rights, options, warrants or convertible or exchangeable securities entitling the Managing Member's shareholders to subscribe for or purchase REIT Shares, or any other securities or property.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "SPECIFIED EXCHANGE DATE" means (A) in the case of an Exchange pursuant to Section 8.6.A, the 30th calendar day (or, if such day is not a Business Day, the next following Business Day) after the receipt by the Managing Member of a Notice of Exchange; provided, however, that no Specified Exchange Date with respect to an Exchange of a Member's LLC Units shall occur prior to the first anniversary of the Effective Date applicable to such LLC Units; provided, further, that the Specified Exchange Date, as well as the closing of an Exchange on any Specified Exchange Date, may be deferred, in the Managing Member's sole and absolute discretion, for such time (but in any event not more than 150 days in the aggregate) as may reasonably be required to effect, as applicable, (i) necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state "blue sky" or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended) and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature, and (B) in the case of a Call pursuant to Section 8.6.E, the 10th calendar day (or, if such day is not a Business Day, the next following Business Day) after the mailing to the applicable Non-Managing Members of a Call Notice; provided, however, that no Specified Exchange Date with respect to a Call of a Member's LLC Units by the Managing Member shall occur prior to the fifth anniversary of the Effective Date applicable to such LLC Units.

               "SUBSTITUTED MEMBER" means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term "Substituted Member" shall not include any Additional Member.

               "SUBSIDIARY" means, with respect to any Person other than the Company, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Company, "Subsidiary" means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a member unless the Managing Member, if at that time the Managing Member is a REIT, has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the Managing Member's status as a REIT, in which event the term "Subsidiary" shall include the corporation or other entity which is the subject of such opinion or ruling.

               "TAX ITEMS" has the meaning set forth in Section 6.1 hereof.

               "TENDERED UNITS" has the meaning set forth in Section 8.6.A hereof.

               "TENDERING PARTY" has the meaning set forth in Section 8.6.A hereof.

               "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

               "TRANSFER," when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms "Transferred" and "Transferring" have correlative meanings.

               "VALUATION DATE" means (a) in the case of a tender of LLC Units for Exchange, the date of the receipt by the Managing Member of the Notice of Exchange with respect to those LLC Units or, if such date is not a Business Day, the immediately preceding Business Day, (b) for purposes of Section 5.6.B, the Reduction Date or, if the Reduction Date is not a Business Day, the immediately preceding Business Day, (c) for purposes of Section 8.6.E, the Call Date or, if the Call Date is not a Business Day, the immediately preceding Business Day, or
(d) in any other case, the date specified in this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

               "VALUE" means, on any Valuation Date, the average of the Closing Prices for the ten (10) consecutive trading days ending on the third trading day immediately prior to the Valuation Date.

                                   ARTICLE 2.
                             ORGANIZATIONAL MATTERS

               SECTION 2.1.    FORMATION

               The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

               SECTION 2.2.    NAME

               The name of the Company is Pan Pacific (Portland), LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time in accordance with applicable law and shall notify the Members of such change in the next regular communication to the Members.

               SECTION 2.3. REGISTERED OFFICE AND AGENT; PRINCIPAL PLACE OF BUSINESS; OTHER PLACES OF BUSINESS

               The address of the registered office of the Company in the State of Delaware is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Company is located at 1631-B South Melrose Drive, Vista, California 92083, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

               SECTION 2.4.    POWER OF ATTORNEY

               A. Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                      (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;
        (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation;
        (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles 11, 12 or 13 hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests;

                      (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the

        Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement; and

                      (3) execute, swear to, acknowledge and deliver any written consent required of the Members by any third party in connection with any financing transactions involving the Company or other actions taken by the Managing Member as permitted pursuant to this Agreement.

               Nothing contained in this Section 2.4 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

               B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Member's or Assignee's LLC Units or Membership Interest and shall extend to such Member's or Assignee's heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney. Each Member or Assignee shall execute and deliver to the Managing Member or any Liquidator, within 15 days after receipt of the Managing Member's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

               SECTION 2.5.    TERM

               The term of the Company commenced on September 14, 1998, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until September 14, 2048, unless extended by mutual agreement of the Members or earlier terminated pursuant the provisions of Article 13 hereof or as otherwise provided by law.

                                   ARTICLE 3.
                                     PURPOSE

               SECTION 3.1.    PURPOSE AND BUSINESS

               The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Managing Member at all times to be classified as a REIT for federal income tax purposes, unless the Managing Member ceases to qualify as a REIT for reasons other than the conduct of the business of the Company, (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any business described in the foregoing clause
(i) or to own interests in any entity engaged, directly or indirectly, in any such business, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Managing Member's right in its sole and absolute discretion to cease qualifying as a REIT, the Members acknowledge that the Managing Member's current status as a REIT inures to the benefit of all the Members and not solely the Managing Member or its Affiliates.

               SECTION 3.2.    POWERS

               The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, the Managing Member may cause the Company not to take, or to refrain from taking, any action that, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of the Managing Member to continue to qualify as a REIT, (ii) could subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member, its securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically consented to by the Managing Member in writing.

               SECTION 3.3.    SPECIFIED PURPOSES

               The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

               SECTION 3.4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MEMBERS; DISCLAIMER OF CERTAIN REPRESENTATIONS

               A. Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member's property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) such Member (other than the Managing Member) either (a) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), more than 25% of the interests in capital or profits of the Company or (b) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), any interest in any entity that is a tenant of either the Managing Member, the Company or any partnership, venture or limited liability company of which the Managing Member or the Company is a member, and (v) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

               B. Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such Member's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), (iv) such Member (other than the Managing Member) either
(a) does not own, actually or constructively under Code Section 318 (as modified by Code Section 856(d)(5)), more than 25% of the interests in capital or profits of the Company or (b) does not own, actually or constructively under Code
Section 318 (as modified by Code Section 856(d)(5)), any interest in any entity that is a tenant of either the Managing Member, the Company or any partnership, venture or limited liability company of which the Managing Member or the Company is a member, (v) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

               C. Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a speculative and illiquid investment.

               D. Each Member who is not a natural person shall notify the Company in writing promptly upon any change in the identity or number of its direct or indirect Partners (as defined below) from the date of such Member's admission to the Company, and shall provide such information as the Company may reasonably request with respect to any such change. Each Member shall use its best efforts to secure the compliance of any Flow-Through Entities (as such term is defined in Section 11.6.E(k)) and the Partners of such entities that hold direct or indirect interests in such Member with the requirements of Section 11.6.E(k) as if such requirements applied directly to such entities. For purposes of this Agreement, the term "Partners" means, collectively, with respect to an entity, the holders of all beneficial or other direct or indirect ownership interests in such entity, including, without limitation, all partners, members, and beneficiaries and, to the extent any such partner, member, or beneficiary is not a natural person, the holders of all beneficial other direct or indirect ownership interests in such partner, member, or beneficiary. Each Member acknowledges that the provisions of Section 11.6.E(k) are imposed to aid the Company in avoiding taxation as a "publicly traded partnership" for federal income tax purposes, agrees that monetary damages may be insufficient to remedy the potential harm caused by any breach of the provisions of Section 11.6.E(k), and agrees that injunctive relief, including specific performance or other equitable remedy, would be an appropriate remedy.

               E. Each Member represents and warrants to the Company that it is not and has never been a "publicly traded partnership" (as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code).

               F. The representations and warranties contained in Sections 3.4.A, 3.4.B, 3.4.C, 3.4.D. and 3.4.E. hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

               G. Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company, receiving or not receiving distributions from the Company, exchanging LLC Units or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by the Company, any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

                                   ARTICLE 4.
                              CAPITAL CONTRIBUTIONS

               SECTION 4.1.    CAPITAL CONTRIBUTIONS OF THE INITIAL MEMBERS

               At the Effective Date applicable to each Member, such Member shall make the Capital Contributions set forth adjacent to its name in Exhibit A to this Agreement. The Members shall own Managing Member Units and Non-Managing Member Units, as applicable, in the amounts set forth on Exhibit A. Except as required by law or as otherwise provided in Sections 4.1, 4.2 and 4.4, no Member shall be required or permitted to make any additional Capital Contributions or loans to the Company.

               SECTION 4.2.    ADDITIONAL MEMBERS

               The Managing Member is authorized to admit one or more Additional Members to the Company from time to time, in accordance with the provisions of
Section 12.2 hereof, on terms and conditions and for such Capital Contributions as may be established by the Managing Member in its reasonable discretion. No action or consent by the Non-Managing Members shall be required in connection with the admission of any Additional Members. In the sole and absolute discretion of the Managing Member, the Company may acquire in the future additional Properties by means of Capital Contributions by the Managing Member or other Persons, which Capital Contributions shall be set forth in Exhibit A. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement.

               SECTION 4.3.    LOANS BY THIRD PARTIES

               Subject to the provisions of Section 4.4 hereof, the Company may incur or assume Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the Managing Member determines appropriate; provided, however, that any Debt shall be nonrecourse to the Managing Member unless the Managing Member otherwise agrees.

               SECTION 4.4.    ADDITIONAL FUNDING AND CAPITAL CONTRIBUTIONS

               A. GENERAL. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds ("Additional Funds") for the operation of the Company. Additional Funds may be raised by the Company in accordance with the terms of this Section 4.4 or the terms of Section 4.3 hereof. No Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

               B. MANAGING MEMBER LOANS. The Managing Member may loan any required Additional Funds to the Company (a "Managing Member Loan"). Notwithstanding the foregoing, all Managing Member Loans made pursuant to this
Section 4.4 shall be on terms and conditions no less favorable to the Company than would be available to the Company from any third party.

               C. ADDITIONAL CONTRIBUTIONS. The Managing Member on behalf of the Company may raise all or any portion of the Additional Funds by making additional Capital Contributions. Subject to the terms of this Section 4.4 and to the definition of "Gross Asset Value," the Managing Member shall determine in good faith the amount, terms and conditions of such additional Capital Contributions. In addition, the Managing Member may make additional Capital Contributions to the Company in amounts sufficient to fund all capital additions, tenant improvements and leasing commissions relating to the Real Properties that are deemed necessary by the Managing Member in its sole and absolute discretion. The Managing Member shall receive that number of additional Managing Member Units in consideration for additional Capital Contributions made by the Managing Member equal to the initial Gross Asset Value of the additional Capital Contribution (or, in the event of a contribution of cash, the amount of cash so contributed) divided by the Value as of the date of such Capital Contribution.

               D. TIMING OF ADDITIONAL CAPITAL CONTRIBUTIONS. If additional Capital Contributions are made by the Managing Member on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members for such Fiscal Year, if necessary, shall be allocated among such Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "interim closing of the books" or "daily proration" method or another permissible method selected by the Managing Member.

               SECTION 4.5.    NO INTEREST; NO RETURN

               Except as provided herein, no Member shall be entitled to interest on its Capital Contribution or on such Member's Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

                                   ARTICLE 5.
                                  DISTRIBUTIONS

               SECTION 5.1.    REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

               A. The Managing Member shall cause the Company to distribute quarterly on the LLC Distribution Date all Available Cash generated by the Company during the quarter most recently ended prior to the LLC Distribution Date (the "Payment Quarter") as follows:

                      (1) First, to the holders of the Non-Managing Member Units, in accordance with their relative Preferred Return Shortfalls at the end of the Payment Quarter, until the Preferred Return Shortfall for each holder of Non-Managing Member Units at the end of the Payment Quarter is zero, provided, however, that in the event a Reduction Date occurs during any Payment Quarter, a distribution shall be made under this Section 5.1.A(1) on the LLC Distribution Date associated with such Payment Quarter to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on the LLC Distribution Date under Section 5.1.A(1) in respect of the Reduction Units had they been outstanding on the last day of such Payment Quarter by a fraction, the numerator of which shall be the number of days beginning on the first day of the Payment Quarter relating to the LLC Distribution Date and ending on the Reduction Date and the denominator of which shall be the number of days in the Payment Quarter in which the Reduction Date occurs.

                      (2) Second, all Available Cash remaining after the distribution provided for in Section 5.1.A(1) above shall be distributed to the Managing Member.

               B. The Managing Member shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) except to the extent the Managing Member elects, in its sole and absolute discretion, not to make such distributions, avoid any federal income or excise tax liability of the Managing Member.

               SECTION 5.2.    DISTRIBUTIONS IN KIND

               No right is given to any Member to demand and receive property other than cash. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6 hereof.

               SECTION 5.3.    AMOUNTS WITHHELD

               Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the

Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code
Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Membership Interest to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

               SECTION 5.4.    DISTRIBUTIONS UPON LIQUIDATION

               Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.2 hereof.

               SECTION 5.5.    RESTRICTED DISTRIBUTIONS

               Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate Section 18-607 of the Act or other applicable law.

               SECTION 5.6.    DISTRIBUTIONS OF PROCEEDS FROM SALE OF PROPERTIES

               A. Subject to the provisions contained in Section 7.3.D(1), in the event of a taxable disposition of some, but not all, of the Properties, the Managing Member shall cause the Company to (i) reinvest the Disposition Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Disposition Proceeds in an interest bearing account pending such reinvestment) and (ii) distribute the balance of the Disposition Proceeds not so reinvested, to the extent thereof, as follows:

                      (1) First, to the holders of the Non-Managing Member Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero;

                      (2) Second, to the holders of LLC Units pro rata to their holdings of LLC Units until the number of LLC Units held by the Non-Managing Members has been reduced to zero; and

                      (3) Third, the remaining balance, if any, to the Managing Member.

               B. The number of LLC Units outstanding on the date of a distribution pursuant to Section 5.6.A(2) above will be reduced on the date of the distribution (the "Reduction Date") by the aggregate number of LLC Units (the "Total Units") determined by dividing the aggregate amount of the distributions so made pursuant to Section 5.6.A.(2) by the Value on the Reduction Date. The Non-Managing Member Units shall be reduced by a number of LLC Units (rounded down to the nearest whole unit) (the "Reduction Units") determined by multiplying the number of Total Units by a fraction, the numerator of which is the total number of Non-Managing Member Units outstanding and the denominator of which is the total number of Non-Managing Member Units and Managing Member Units outstanding. The Reduction Units shall be allocated (as closely as practicable in whole units) among the holders of Non-Managing Member Units in accordance with their respective holdings of Non-Managing Member Units. The Managing Member Units shall be reduced by a number of Managing Member Units equal to the difference between the number of Total Units and the number of Reduction Units. To reflect the foregoing reduction, each Member shall return to the Managing Member the certificate evidencing the Reduction Units allocated to him or it or the Managing Member Units so reduced which will be canceled and a new certificate evidencing the reduced number of Managing Member Units or Non-Managing Member Units shall be immediately issued to such Member by the Managing Member on behalf of the Company.

                                   ARTICLE 6.
                                   ALLOCATIONS

               SECTION 6.1. TIMING AND AMOUNT OF ALLOCATIONS OF NET INCOME AND NET LOSS

               Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction (collectively "Tax Items") that is taken into account in computing Net Income or Net Loss.

               SECTION 6.2.    GENERAL ALLOCATIONS

               A. OPERATING NET INCOME, DEPRECIATION, AND NET LOSS. Except as otherwise provided in Sections 6.2.B, 6.2.C or 6.3:

                      (1) Net Income, other than Net Income attributable to a disposition of any or all of the Real Properties, and other than Net Income attributable to a Liquidating Event, shall first be allocated to each Non-Managing Member or Assignee in an amount equal to the cumulative distributions received by such Member or Assignee pursuant to
        Section 5.1.A(1) or Section 5.6.A(1) for the current and all prior Fiscal Years, less any amounts of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2.A(1) or Section 6.2.B(2)(b).

                      (2) All remaining Net Income and Net Loss, other than Net Income or Net Loss attributable to a disposition of any or all of the Real Properties, and other than Net Income or Net Loss attributable to a Liquidating Event, shall be allocated to the Managing Member.

               B. NET INCOME AND NET LOSS FROM THE DISPOSITION OF PROPERTIES. Except as otherwise provided in Sections 6.2.C or 6.3:

                      (1) Net Loss attributable to a disposition of any or all of the Properties shall be allocated to each Member or Assignee pro rata to such Member's or Assignee's Percentage Interest.

                      (2) Net Income attributable to a disposition of any or all of the Properties shall be allocated as follows:

                             (a) First, to each Member or Assignee in proportion to, and to the extent of, the cumulative amount of any Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2.B(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2.B(2)(a);

                             (b) Second, after taking into account any allocations described in Section 6.2.A(1) for such Fiscal Year, to each Non-Managing Member or Assignee in an amount equal to the cumulative distributions received by such Member or Assignee pursuant to Section 5.1.A(1) or Section 5.6.A(1) for the current and all prior Fiscal Years less any amounts of Net Income previously allocated to such Member or Assignee pursuant to Section 6.2.A(1) or this Section 6.2(B)(2)(b); and

                             (c) Thereafter, to each Member or Assignee pro rata to such Member's or Assignee's Percentage Interest.

               C. NET INCOME AND NET LOSS UPON LIQUIDATION. If a Liquidating Event occurs in a Fiscal Year, or if the number of LLC Units held by the Non-Managing Members has been reduced (pursuant to Section 5.6.B or otherwise) to zero, Net Income or Net Loss (or, if necessary, separate items of income, gain, loss and deduction) for such Fiscal Year and any Fiscal Years thereafter shall, subject to Section 6.3, be allocated among the Members, as follows:

                      (1) First, to holders of Non-Managing Member Units, pro rata to their Percentage Interests, in such amounts as will cause, to the greatest extent possible, each such holder's Capital Account per Non-Managing Member Unit (if any) to be equal to the product of (i) the Value of a REIT Share (with the date of the liquidation being the Valuation Date), and (ii) the Adjustment Factor; and

                      (2) Thereafter, to the Managing Member.

               SECTION 6.3.    ADDITIONAL ALLOCATION PROVISIONS

               A.     REGULATORY ALLOCATIONS.

                      (1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                      (2) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(1) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

                      (3) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

                      (4) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations
Section 1.704-1(b) (2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)
(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this
Section 6.3.A(4) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(4) were not in the Agreement. It is intended that this Section 6.3.A(4) qualify and be construed as a "qualified income offset" within the meaning of Regulations
Section 1.704-1(b) (2)(ii)(d) and shall be interpreted consistently therewith.

                      (5) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective LLC Units, subject to the limitations of this Section 6.3.A(5).

                      (6) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code
Section 734(b) or Code Section 743(b) is required, pursuant to Regulations
Section 1.704-1(b) (2)(iv)(m)(2) or Regulations Section 1.704-1(b)
(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b) (2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b) (2)(iv)(m)(4) applies.

                      (7) Curative Allocations. The allocations set forth in Sections 6.3.A(1) through (6) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

               B. ALLOCATION OF EXCESS NONRECOURSE LIABILITIES. For purposes of determining a Member's proportional share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member's interest in Company profits shall be such Member's Percentage Interest.

               SECTION 6.4.    TAX ALLOCATIONS

               A. IN GENERAL. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each of the Company's Tax Items shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

               B. ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to any method permitted under Regulations Section 1.704-3 as may be selected by the Managing Member, in its sole and absolute discretion. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4.B., pursuant to any method permitted under Regulations Section 1.704-3 as selected by the Managing Member in its sole and absolute discretion.

               SECTION 6.5.    OTHER PROVISIONS

               A. OTHER ALLOCATIONS. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

               B. CONSISTENT TAX REPORTING. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

               SECTION 6.6. AMENDMENTS TO ALLOCATION TO REFLECT ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

               In the event that the Company issues additional Membership Interests to the Managing or any Additional Member pursuant to Article 4 hereof, the Managing Member shall make such revisions to this Article 6 as it determines are necessary to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests.

                                   ARTICLE 7.
                      MANAGEMENT AND OPERATIONS OF BUSINESS

               SECTION 7.1.    MANAGEMENT

               A. Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall at all times act in good faith in exercising its powers hereunder. The Managing Member shall be an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                      (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as will permit the Managing Member (so long as the Managing Member qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code Section 4981) and to make distributions to its shareholders sufficient to permit the Managing Member to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

                      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

                      (3) except as restricted pursuant to Section 7.3.D. hereof, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); provided, however, that if the acquisition by the Company of additional Properties will cause Portland Fixture to recognize a taxable gain, the Managing Member must first obtain Portland Fixture's consent prior to taking such action;

                      (4) except as restricted in this Agreement, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Contributed Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit, including, without limitation, the financing of the conduct or the operations of the Company, the lending of funds to other Persons (including, without limitation, the Managing Member (if necessary to permit the financing or capitalization of a subsidiary of the Managing Member or the Company)) and the repayment of obligations of the Company;

                      (5) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Company or any Subsidiary;

                      (6) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company's operations or the implementation of the Managing Member's powers under this Agreement, including, without limitation, (i) contracting with property managers (including, without limitation, as to any Contributed Property or other Property, contracting with the contributing or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company's assets, and (ii) the execution, delivery and performance of the Contribution Agreement and the agreements and instruments referred to therein or contemplated thereby;

                      (7) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

                      (8) the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

                      (9) the maintenance of such insurance including (i) liability insurance for the Indemnities hereunder and (ii) casualty, liability, earthquake and other insurance on the Properties of the Company for the benefit of the Company and the Members comparable in coverage to that maintained by the Managing Member with respect to the properties it owns and otherwise as it deems necessary or appropriate;

                      (10) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                      (11) the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

                      (12) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member's contribution of property or assets to the Company;

                      (13) holding, managing, investing and reinvesting cash and other assets of the Company;

                      (14) the collection and receipt of revenues and income of the Company;

                      (15) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

                      (16) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                      (17) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

                      (18) the maintenance of working capital and other reserves in such amounts as the Managing Member deems appropriate and reasonable from time to time;

                      (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

                      (20) the distribution of cash to acquire LLC Units held by a Member in connection with a Member's exercise of its Exchange Right under Section 8.6 hereof;

                      (21) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Accounts, LLC Units, and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of or reduction in the number of LLC Units, the admission of any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

                      (22) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a Custodian for all or any part of the assets of the Company;

                      (23) institute any proceeding for bankruptcy on behalf of the Company; provided that, the Initial Non-Managing Members and Louis Zimel have first been released from, or otherwise indemnified by the Managing Member against, their respective obligations to lenders, if any, pursuant to any indebtedness encumbering any Real Property that is assumed by the Company or its Subsidiaries as of the Effective Date corresponding to the date that such Real Property is contributed to the Company; and

                      (24) confess a judgment against the Company.

               B. Each of the Non-Managing Members agrees that, except as provided in Section 7.3 hereof, the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Members, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

               C. In exercising its permitted authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. The Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

               SECTION 7.2.    CERTIFICATE OF FORMATION

               To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

               SECTION 7.3.    RESTRICTIONS ON MANAGING MEMBER'S AUTHORITY

               A. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

                      (1) take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise expressly provided in this Agreement;

                      (2) possess Company property, or assign any rights in specific Company property, for other than a Company purpose, except as otherwise expressly provided in this Agreement;

                      (3) perform any act that would subject a Member to liability as a Managing Member in any jurisdiction or any other liability, except as expressly provided herein or under the Act; or

                      (4) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the Managing Member or the Company from satisfying its obligations under Section 8.6 hereof in full or (b) a Member from exercising its rights to an Exchange in full, except, in either case, with the written consent of such Member affected by the prohibition.

               B. The Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                      (1) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Members;

                      (2) to reflect the issuance of additional Membership Interests pursuant to Section 4.2 and Section 4.4, to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection therewith and to reflect the redemption or other reduction in the number of LLC Units outstanding pursuant to Section 5.6 hereof and as otherwise permitted by this Agreement;

                      (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

                      (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

                      (5) to reflect such changes as are reasonably necessary for the Managing Member to maintain its status as a REIT or to satisfy the REIT Requirements; and

                      (6) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed.

The Managing Member will provide at least ten (10) days' notice to the Non-Managing Member Representative of any action to be taken under this Section 7.3.B before the action is taken.

               C. Notwithstanding Section 7.3.B hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert a Non-Managing Member's interest in the Company into a Managing Member's interest, (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article 5 or Section 13.2.A(4), or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2, Section 4.4 and Section 7.3.B(3) hereof), (iv) materially alter or modify the rights to an Exchange as set forth in Section 8.6, and related definitions hereof or (v) amend this Section 7.3.C. Further, no amendment may alter the restrictions on the Managing Member's authority set forth elsewhere in this
Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

               D. The Managing Member shall not, on behalf of the Company, take any of the following actions without the prior Consent of the Non-Managing
Members:

                      (1) except in connection with a Termination Transaction (as defined in Section 11.2.B.) or a nontaxable transaction, sell, dispose, convey or otherwise transfer any Real Property until the earlier to occur of (i) the fifth anniversary of the date such Real Property was contributed to the Company, or (ii) the date on which ninety percent (90%) of the LLC Units held by the Initial Non-Managing Members have been (a) redeemed, sold or otherwise disposed of in a taxable disposition or (b) "stepped-up" in tax basis to their fair market value at the time of the "step-up" (the "Tax Protection Period"), unless the Managing Member reasonably determines in good faith that the proceeds from an earlier sale of a Real Property will be less than or equal to the tax basis in that Real Property of the Non-Managing Members credited with its contribution to the Company and the Managing Member so notifies such Non-Managing Members prior to consummating such sale; or

                      (2) prior to the expiration of the Tax Protection Period (except with respect to the repayment by the Company of indebtedness encumbering the Real Property commonly known as Oregon Trail as of the Effective Date corresponding to the date of contribution of such Real Property to the Company), (i) permit the Company to refinance any loan (each such loan being a "Loan") that is secured by an applicable Real Property for an amount that is less than the outstanding principal balance of such Loan immediately prior to the Effective Date corresponding to the date of contribution of such Real Property to the Company, reduced from time to time by scheduled payments of principal pursuant to the documents governing the Loan; (ii) permit the Company to make any prepayments of principal due under a Loan; or (iii) permit the Company to guarantee or otherwise assume the economic risk of loss (within the meaning of Sections 704 and 752 of the Code and the Regulations promulgated thereunder) with respect to a Loan, unless (x) prior to taking any action described in (i), (ii) or (iii) above, the applicable Initial Non-Managing Members are first offered the opportunity to guarantee or otherwise assume the economic risk of loss (within the meaning of Sections 704 and

        752 of the Code and the Regulations promulgated thereunder) with respect to any amount of indebtedness (up to the full amount of the then outstanding principal balance of the Loan) desired by the applicable Initial Non-Managing Members; provided, however, that no Initial Non-Managing Member shall be offered the opportunity to guarantee or otherwise assume the economic risk of loss of an amount of indebtedness that would result in an overall increase in the amount of Company liabilities allocable to such Member pursuant to Code Section 752, as compared with the amount of liabilities allocable to such Member prior to the action described in (i), (ii) or (iii) above or (y) the actions described in (i), (ii) or (iii) above are otherwise structured so as to not result in the reduction of the federal income tax basis of the Initial Non-Managing Members in their LLC Units from their federal income tax basis in such LLC Units immediately prior to the occurrence of such actions.

               SECTION 7.4.    COMPENSATION OF THE MANAGING MEMBER

               A. The Managing Member may, at its election, be compensated for its services as the manager of the Company by charging a fee of 1% of gross operating income. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles 5 and 6 hereof).

               B. Subject to Sections 7.4.B and 15.12 hereof, the Company shall be liable, and shall reimburse the Managing Member on a monthly basis (or such other basis as the Managing Member may determine in its sole and absolute discretion), for all sums expended in connection with the Company's business. Any such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.

               C. To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Subject to Section 15.12 hereof, reimbursements to the Managing Member or any of its Affiliates by the Company shall be allowed, however, for the actual cost to the Managing Member or any of its Affiliates of operating and other expenses of the Company, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Company operations, (ii) company accounting, (iii) communications with Members, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses,
(ix) the management fee contemplated in Section 7.4.B, and (x) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company.

               D. The Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of additional Membership Interests, Debt of the Company, or rights, options, warrants or convertible or exchangeable securities of the Company pursuant to Article VIII hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of such expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

               To the extent that reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 7.4 would constitute gross income to the Managing Member for purposes of Code Section 856(c)(2) or 856(c)(3), then such amounts shall be treated as "guaranteed payments" within the meaning of Code Section 707(c).

               SECTION 7.5.    OTHER BUSINESS OF MANAGING MEMBER

               The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

               SECTION 7.6.    CONTRACTS WITH AFFILIATES

               A. Subject to Section 7.6.B below, the Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the reasonable discretion of the Managing Member; provided, however, that such terms and conditions may be established in the sole and absolute discretion of the Managing Member so long as such loans do not materially and adversely impact the rights of the Initial Non-Managing Members pursuant to Sections 5.1.A, 7.3.D or 8.6.A hereof. The foregoing authority shall not create any right or benefit in favor of any Person.

               B. Except as expressly permitted by this Agreement, neither the Managing Member nor any of its Affiliates, directly or indirectly, shall sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transaction with the Company, except upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm's length transaction.

               SECTION 7.7.    INDEMNIFICATION

               A. To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this
Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

               B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of
(i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

               C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

               D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               E. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

               F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               G. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

               H. If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members' Capital Accounts.

               SECTION 7.8.    LIABILITY OF THE MANAGING MEMBER

               A. Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director or officer acted in good faith.

               B. The Non-Managing Members expressly acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member's shareholders collectively, that the Managing Member is under no obligation to give priority to the separate interests of the Members or the Managing Member's shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member's shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith and has not breached its express covenants set forth in this Agreement.

               C. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

               D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member's, and its officers' and directors', liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

               SECTION 7.9.    OTHER MATTERS CONCERNING THE MANAGING MEMBER

               A. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

               B. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

               C. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

               D. Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT, (ii) for the Managing Member otherwise to satisfy the REIT Requirements or (iii) to allow the Managing Member to avoid incurring any liability for taxes under Section 857 or
Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members.

               SECTION 7.10.   TITLE TO COMPANY ASSETS

               Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

               SECTION 7.11.   RELIANCE BY THIRD PARTIES

               Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company's sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                   ARTICLE 8.
                        RIGHTS AND OBLIGATIONS OF MEMBERS

               SECTION 8.1.    LIMITATION OF LIABILITY

               The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

               SECTION 8.2.    MANAGING OF BUSINESS

               No Non-Managing Members or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company's business transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.

               SECTION 8.3.    OUTSIDE ACTIVITIES OF MEMBERS

               Subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person.

               SECTION 8.4.    RETURN OF CAPITAL

               Except pursuant to the rights of Exchange set forth in Section
8.6 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Article 5, Article 6 and Article 13 hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

               SECTION 8.5.    RIGHTS OF NON-MANAGING MEMBERS RELATING TO THE
                               COMPANY

               A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member's Membership Interest in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member's own expense:

                      (1) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;

                      (2) to obtain a copy of the Company's federal, state and local income tax returns for each Fiscal Year;

                      (3) to obtain a current list of the name and last known business, residence or mailing address of each Member;

                      (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                      (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member, and the date on which each became a Member.

               B. The Company shall notify any Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount within 30 days following such change or adjustment.

               C. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or
(ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.

               SECTION 8.6.    EXCHANGE RIGHTS

               A. On or after the date one year after the applicable Effective Date, each Non-Managing Member shall have the right (subject to the terms and conditions set forth herein) to require the Managing Member to acquire all or a portion of the Non-Managing Member Units held by such Non-Managing Member (such Non-Managing Member Units being hereafter called "Tendered Units") in exchange (an "Exchange") for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Exchange Date. Any Exchange shall be exercised pursuant to a Notice of Exchange delivered to the Managing

Member by the Non-Managing Member exercising the Exchange right (the "Tendering Party"). On the Specified Exchange Date, the Tendering Party shall sell the Tendered Units to the Managing Member in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount; provided, however, that if the Managing Member elects to exchange the Tendered Units for REIT Shares, such REIT Shares shall on the Specified Exchange Date be registered for issuance by the Managing Member, or resale by the Tendering Party, by a current and effective registration statement under the Securities Act; otherwise, the Managing Member shall be obligated to exchange the Tendered Units for the Cash Amount. In the event that on the LLC Distribution Date most recently preceding the Specified Exchange Date there shall have been a Preferred Return Shortfall remaining in respect of the Tendered Units following the payments made on such LLC Distribution Date pursuant to Section 5.1 hereof, the Managing Member shall pay the Tendering Party in cash on the Specified Exchange Date the amount of such Preferred Return Shortfall remaining on such LLC Distribution Date in respect of the Tendered Units. Any Tendered Units so acquired by the Managing Member pursuant to this Section 8.6.A shall be held by the Managing Member as Non-Managing Member Units with all the rights and preferences relating thereto as provided in this Agreement. The Tendering Party shall submit (i) such information, certification or affidavit as the Managing Member may reasonably require in connection with the Ownership Limit and (ii) in the event the REIT Shares issuable upon such Exchange are not registered for issuance under the Securities Act, such written representations, investment letters, legal opinions or other instruments necessary, in the Managing Member's view, to effect compliance with the Securities Act. If a Cash Amount is to be delivered upon the Exchange, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the Managing Member's sole and absolute discretion, in immediately available funds. If REIT Shares are to be delivered upon the Exchange, the REIT Shares Amount shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and nonassessable REIT Shares (and, if applicable, Rights), free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter or the Bylaws of the Managing Member, the Securities Act and relevant state securities or "blue sky" laws. The Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Exchange Date. REIT Shares issued upon an acquisition of the Tendered Units by the Managing Member pursuant to this Section 8.6.A may contain such legends regarding restrictions on transfer or ownership to protect the Managing Member's tax status as a REIT and in the event the REIT Shares issuable upon such Exchange are not registered for such Exchange under the Securities Act, restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

               B. Notwithstanding the provisions of Section 8.6.A hereof, no Non-Managing Member shall have any right to tender for Exchange (whether for the REIT Shares Amount or the Cash Amount) any Excess LLC Units held by such Non-Managing Member. The Managing Member shall have no obligation to acquire Excess LLC Units, whether for the REIT Shares Amount or the Cash Amount.

               C. Notwithstanding anything herein to the contrary, with respect to any Exchange pursuant to this Section 8.6:

                      (1) The consummation of any Exchange shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, if applicable.

                      (2) Each Tendering Party shall continue to own all LLC Units subject to any Exchange, and be treated as a Member with respect to such LLC Units for all purposes of this Agreement, until such LLC Units are transferred to the Managing Member and paid for or exchanged on the Specified Exchange Date. Until a Specified Exchange Date and an acquisition of the Tendered Units by the Managing Member pursuant to
        Section 8.6.A hereof, the Tendering Party shall have no rights as a shareholder of the Managing Member with respect to the REIT Shares issuable in connection with such acquisition.

               D. In connection with an exercise of Exchange rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Exchange:

                      (1) A written affidavit, dated the same date as, and accompanying, the Notice of Exchange, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6), 856(h), 856(d)(2)(b) and 856(d)(5), of REIT Shares by (i)
        such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Exchange, neither the Tendering Party nor any Related Party will actually or Constructively own REIT Shares in excess of the Ownership Limit;

                      (2) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Exchange on the Specified Exchange Date; and

                      (3) An undertaking to certify, at and as a condition to the closing of the Exchange that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by
        Section 8.6.D(1) or (b) after giving effect to the Exchange, neither the Tendering Party nor any Related Party shall actually or Constructively own REIT Shares in violation of the Ownership Limit.

               E. Notwithstanding anything in this Agreement to the contrary, on or after the date five years after the Effective Date corresponding to the date of a Non-Managing Member's initial admission to the Company, the Managing Member may, in its sole and absolute discretion, require such Non-Managing Member (by delivering a Call Notice to such Non-Managing Member) to tender all or a portion of its Non-Managing Member Units to the Managing Member (a "Call") in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either the Cash Amount or a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Exchange Date and otherwise in accordance with the procedures and provisions set forth in Section 8.6.A.

                                   ARTICLE 9.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

               SECTION 9.1.    RECORDS AND ACCOUNTING

               A. The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to
Section 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time and may be inspected by the Non-Managing Members upon reasonable notice of such request to the Managing Member.

               B. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

               SECTION 9.2.    FISCAL YEAR

               The Fiscal Year of the Company shall be the calendar year.

               SECTION 9.3.    REPORTS

               As soon as practicable, but in no event later than 90 days after the close of each calendar quarter and only if the Non-Managing Member Representative so requests in writing prior to the end of such calendar quarter, the Managing Member shall cause to be mailed to each Member of record as of the last day of the calendar quarter, a copy of the general ledger of the Company covering that calendar quarter. As soon as practicable, but in no event later than 120 days after the close of each calendar year and only if the Non-Managing Member Representative so requests in writing prior to the end of such calendar year, the Managing Member shall cause to be mailed to each Member of record as of the last day of the calendar year, a copy of the balance sheet, profit and loss statement, and general ledger of the Company covering that calendar year. In addition, the Managing Member shall distribute to each of the Non-Managing Members copies of all communications sent to the Managing Member's shareholders.

                                   ARTICLE 10.
                                   TAX MATTERS

               SECTION 10.1.   PREPARATION OF TAX RETURNS

               The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

               SECTION 10.2.   TAX ELECTIONS

               Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under
Section 754 of the Code. The Managing Member shall have the right to seek to revoke any such election (including, without limitation, any election under Code Sections 754) upon the Managing Member's determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

               SECTION 10.3.   TAX MATTERS PARTNER

               A. The Managing Member shall be designated and shall operate as "Tax Matters Partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company.

               B. The Member designated as "Tax Matters Partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Code Section 754).

               C. Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing Member shall retain at the expense of the Company.

               SECTION 10.4.   ORGANIZATIONAL EXPENSES

               The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 60-month period as provided in Code
Section 709.

                                   ARTICLE 11.
                            TRANSFERS AND WITHDRAWALS

               SECTION 11.1.   TRANSFER

               A. No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

               B. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void ab initio.

               SECTION 11.2.   TRANSFER OF MANAGING MEMBER'S MEMBERSHIP INTEREST

               A. Except in connection with a transaction described in Section 11.2.B, the Managing Member shall not withdraw from the Company and shall not Transfer all or any portion of its interest in the Company without the Consent of a Majority in Interest of the Non-Managing Members, which may be given or withheld by each Non-Managing Member in its sole and absolute discretion. Upon any Transfer of the Membership Interest of the Managing Member in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such transferred Membership Interest, including, without limitation, the Managing Member's obligation to exchange any Tendered Units pursuant to
Section 8.6 hereof, and such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, all of the remaining Members may elect to continue the Company business by selecting a Substitute Managing Member in accordance with the Act.

               B. The Managing Member shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, or change of its outstanding equity interests (a "Termination Transaction"), unless either (i) the Termination Transaction has been approved by the Consent of the Non-Managing Members or (ii) in connection with the Termination Transaction, all holders of LLC Units (other than the Managing Member) either will receive, or will have the right to elect to receive, for each LLC Unit an amount of cash, securities, or other property equal to the amount that would have been paid to the holder had the LLC Unit been Exchanged for REIT Shares pursuant to Section 8.6 hereof immediately prior to the consummation of the Termination Transaction; provided, however, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Member shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such Member would have received had it exchanged its LLC Units for REIT Shares pursuant to Section 8.6 immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.


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

               SECTION 11.3.   NON-MANAGING MEMBERS' RIGHTS TO TRANSFER

               A. GENERAL. No Non-Managing Member shall Transfer all or any portion of its Membership Interest, or any of such Non-Managing Member's economic rights as a Non-Managing Member, to any transferee without first offering such Membership Interest to the Managing Member or otherwise obtaining the consent of the Managing Member, which consent may be withheld in its sole and absolute discretion; provided, however, that any Non-Managing Member may, at any time, without the consent of the Managing Member, Transfer all or part of its Membership Interest (i) in the case of a Member which is an individual, to any Family Member, any trust (whether or not revocable) of which such Non-Managing Member or such Non-Managing Member's Family Members are the sole beneficiaries, (ii) in the case of a Member which is not an individual, to the persons who were partners, members, stockholders or owners of the Member as of the Effective Date corresponding to the date of such Member's initial admission to the Company, (iii) pursuant to a gift or other transfer without consideration, or (iv) pursuant to the applicable laws of descent or distribution, provided that the transferee is, in any such case, a Qualified Transferee. In the case of any proposed Transfer other than a Transfer permitted pursuant to the proviso of the preceding sentence, the transferring Member shall solicit the Managing Member's consent by giving written notice of the proposed Transfer to the Managing Member, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred LLC Units. The Managing Member shall have ten
(10) days upon which to give the transferring Member notice of its election to acquire the LLC Units on the proposed terms. If the Managing Member so elects, it shall purchase the LLC Units on such terms within ten (10) days after giving notice of such election. If the Managing Member does not so elect but otherwise consents to the proposed Transfer, the transferring Member may transfer such LLC Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3 and Section 11.6.

               B. CONDITIONS TO TRANSFER. It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to the Ownership Limit and any and all other ownership limitations contained in the Charter and the representations in Section 3.4 hereof. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

               C. INCAPACITY. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member's estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to

Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

               D. OPINION OF COUNSEL. In connection with any Transfer of a Membership Interest, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.

               E. ADVERSE TAX CONSEQUENCES. Notwithstanding any other provision of this Agreement or of the Contribution Agreements, without the consent of the Managing Member, which may be given or withheld in its sole and absolute discretion, no Transfer by a Member of its Membership Interests (including any Exchange pursuant to Section 8.6) may be made to any Person if, as determined in the sole and absolute discretion of the Managing Member, (i) it could result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) it could adversely affect the ability of the Managing Member to continue to qualify as a REIT or would subject the Managing Member to any additional taxes under Code
Section 857 or Code Section 4981 or (iii) such Transfer could be treated as having been effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704 or such Transfer fails to satisfy a "safe-harbor" from such treatment (as set forth in Treasury Regulations under Code Section 7704 or any successor provisions).

               F. TRANSFERS TO LENDERS. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

               SECTION 11.4.   SUBSTITUTED MEMBERS

               A. No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member's failure or refusal to permit a transferee of any such interests to become a

Substituted Member shall not give rise to any cause of action against the Company or any Member.

               B. A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission).

               C. Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name, address, Capital Account, number of LLC Units and Percentage Interest of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account, number of LLC Units and Percentage Interest of the predecessor of such Substituted Member (and any other Member, as necessary).

               SECTION 11.5.   ASSIGNEES

               If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article 11, and the right of Exchange provided in Section 8.6, but shall not be deemed to be a holder of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.

               SECTION 11.6.   GENERAL PROVISIONS

               A. No Non-Managing Member may withdraw from the Company other than (i) as a result of a permitted Transfer of all of such Non-Managing Member's LLC Units in accordance with this Article 11 and the transferee(s) of such LLC Units being admitting to the Company as a Substituted Member or (ii) pursuant to an Exchange by the Non-Managing Member of all of its LLC Units under
Section 8.6 hereof.

               B. Any Non-Managing Member who shall Transfer all of its LLC Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member or (ii) pursuant to the exercise of its rights to effect an Exchange of all of its LLC Units under Section 8.6 hereof, shall cease to be a Member. In addition, if the number of LLC Units held by a Non-Managing member has been reduced to zero, such Non-Managing Member shall cease to be a Member.

               C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Company, unless the Managing Member otherwise agrees.

               D. All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer or an Exchange of the LLC Unit shall be made to the transferor Member and all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.

               E. Notwithstanding anything to the contrary set forth herein or in the Contribution Agreements, in addition to any other restrictions on Transfer contained herein or in the Contribution Agreements, in no event may any Transfer or assignment of a Membership Interest by any Member (including any Exchange or any other acquisition of LLC Units by the Company) be made without the consent of the Managing Member, which may be given or withheld in its sole and absolute discretion:

                             (a) prior to the first anniversary of the Effective Date corresponding to the date of such Member's initial admission to the Company (except in the case of Transfers permitted pursuant to the proviso of the first sentence of Section 11.3.A);

                             (b) to any person or entity who is not a Qualified Transferee;

                             (c) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;

                             (d) in violation of applicable law;

                             (e) if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member or Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes (except in the case of a Termination Transaction or as a result of the Exchange of all LLC Units held by all Members);

                             (f) if such Transfer would, in the opinion of legal counsel to the Company, cause the Company either (i) to cease to be classified as a partnership or (ii) to be classified as a publicly traded partnership, in either case for federal or state income tax purposes (except as a result of the Exchange of all LLC Units held by all Members);

                             (g) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

                             (h) if such Transfer would, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

                             (i) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act;

                             (j) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or

                             (k) if such Transfer would result in the Company having more than one hundred (100) Members (including as a Member any person (a "Beneficial Owner") owning an interest in a partnership, a limited liability company, a grantor trust, or an S corporation (a "Flow-Through Entity") that would own, directly or through other Flow-Through Entities, an interest in the Company where substantially all of the value of the Beneficial Owner's interest in the Flow-Through Entity would be attributable to the Flow-Through Entity's interest (direct or indirect) in the Company; provided, however, that the Managing Member shall not permit the admission of more than sixty-five
        (65) Members who are not Initial Non-Managing Members or permitted assignees of Initial Non-Managing Members unless the total number of Members permitted pursuant to this Section 11.6.E.(k) is increased to the same extent that the number of Members admitted by the Managing Members exceeds sixty-five (65).

                                   ARTICLE 12.
                              ADMISSION OF MEMBERS

               SECTION 12.1.   ADMISSION OF SUCCESSOR MANAGING MEMBER

               A successor to all of the Managing Member's Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

               SECTION 12.2.   ADMISSION OF ADDITIONAL MEMBERS

               A. A Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the

Company as an Additional Member, only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the Managing Member in order to effect such Person's admission as an Additional Member.

               B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent may be given or withheld in the Managing Member's sole and absolute discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.

               C. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code
Section 706(d), using the "interim closing of the books" method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the LLC Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

               SECTION 12.3.   AMENDMENT OF AGREEMENT AND CERTIFICATE

               For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

               SECTION 12.4.   LIMITATION ON ADMISSION OF MEMBERS

               No Person shall be admitted to the Company as a Substituted Member or an Additional Member if, in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

                                   ARTICLE 13.
                    DISSOLUTION, LIQUIDATION AND TERMINATION

               SECTION 13.1.   DISSOLUTION

               The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

               A. the expiration of its term as provided in Section 2.5 hereof, in which case the Managing Member shall have the right to purchase any outstanding Non-Managing Member Units and any of the Company's Properties at their fair market value at such time;

               B. an event of withdrawal of the Managing Member, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a Substitute Managing Member;

               C. an election to dissolve the Company made by the Managing Member; provided, however, that no such election shall be permitted prior to the fifth anniversary of the date on which all of the transactions contemplated pursuant to the Contribution Agreements have either been consummated or terminated without the prior Consent of the Non-Managing Members and provided, further, that the Managing Member shall give the Non-Managing Member Representative not less than thirty (30) days prior written notice of its election to dissolve the Company and permit the Non-Managing Members to Exchange their LLC Units pursuant to Section 8.6.A on or prior to the date indicated in such notice for the dissolution of the Company;

               D. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

               E. the sale of all or substantially all of the assets and properties of the Company;

               F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any Bankruptcy Law as now or hereafter in effect, unless prior to or within 90 days after the entry of such order or judgment a Majority of Remaining Members Consent in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member;

               G. the Incapacity of the Managing Member, unless prior to or within 90 days after such Incapacity a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing Member; or

               H. the Exchange of all LLC Units (other than those held by the Managing Member).

               SECTION 13.2.   WINDING UP

               A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by a Majority in Interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

                      (1) First, to the satisfaction of all of the Company's debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

                      (2) Second, to the satisfaction of all of the Company's debts and liabilities to the Managing Member (whether by payment or the making of reasonable provision for payment thereof);

                      (3) Third, to the satisfaction of all of the Company's debts and liabilities to the other Members and any Assignees incurred with the consent of the Managing Member (whether by payment or the making of reasonable provision for payment thereof), pro rata based upon the amount of the debts and liabilities owing to the respective Member or Assignee; and

                      (4) The balance, if any, to the Members and any Assignees in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

               B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

               C. In the event that the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b) (2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Members and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b) (2)(ii)(b)
(2) to the extent of, and in proportion to, their positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

               SECTION 13.3.   DEEMED DISTRIBUTION AND RECONTRIBUTION

               Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b) (2)(ii)(g), but no Liquidating Event has occurred, the Company's Property shall not be liquidated, the Company's liabilities shall not be paid or discharged and the Company's affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have distributed its assets in kind to the Members, who shall be deemed to have assumed and taken such assets subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the Company assets in kind to the Company, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

               SECTION 13.4.   RIGHTS OF MEMBERS

               Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) except as provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

               SECTION 13.5.   NOTICE OF DISSOLUTION

               In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to
Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and, in the Managing Member's sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).

               SECTION 13.6.   CANCELLATION OF CERTIFICATE

               Upon the completion of the liquidation of the Company's cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

               SECTION 13.7.   REASONABLE TIME FOR WINDING-UP

               A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

               SECTION 13.8.   LIABILITY OF LIQUIDATOR

               The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator's action or conduct pursuant to the provisions of this Agreement or (ii) the proven willful misconduct or gross negligence of the Liquidator.


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

                                   ARTICLE 14.
                       PROCEDURES FOR ACTIONS AND CONSENTS
                        OF MEMBERS; AMENDMENTS; MEETINGS

               SECTION 14.1.   PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS

               The actions requiring consent or approval of Non-Managing Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

               SECTION 14.2.   AMENDMENTS

               Except for amendments to Exhibit A as provided in Sections 7.3.B, 11.4.C and 12.3 hereof and amendments to Exhibit A, Exhibit B and Exhibit C as provided in the definitions of Contribution Agreements, Gross Asset Value and Real Properties in Article 1 hereof, amendments to this Agreement may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or consent, as applicable, of the holders of a majority of the outstanding LLC Units is required for the approval of a proposed amendment; provided, however, that the affirmative vote or consent, as applicable, of the holders of three-fourths of the outstanding LLC Units is required for the approval of a proposed amendment to Sections 5.1.A, 7.3.D or 8.6.A hereof. For purposes of obtaining a written consent, the Managing Member may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent that is consistent with the Managing Member's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

               SECTION 14.3.   MEETINGS OF THE MEMBERS

               A. Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by a Majority in Interest of the Non-Managing Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven days nor more than 30 days prior to the date of such meeting. The meeting shall be held at the headquarters office of the Managing Member or at such other location as may be designated by the Managing Member. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

               B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

               C. Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Member executing such proxy.

               D. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member's shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member's shareholders.

                                   ARTICLE 15.
                               GENERAL PROVISIONS

               SECTION 15.1.   ADDRESSES AND NOTICE

               Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managing Member in writing.

               SECTION 15.2.   TITLES AND CAPTIONS

               All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

               SECTION 15.3.   PRONOUNS AND PLURALS

               Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

               SECTION 15.4.   FURTHER ACTION

               The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

               SECTION 15.5.   BINDING EFFECT

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

               SECTION 15.6.   CREDITORS

               Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

               SECTION 15.7.   WAIVER

               No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

               SECTION 15.8.   COUNTERPARTS

               This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

               SECTION 15.9.   APPLICABLE LAW

               This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

               SECTION 15.10.  ENTIRE AGREEMENT

               This Agreement, the Contribution Agreements and the other agreements executed on each of the Effective Dates corresponding to the closing dates of the transactions contemplated in each of the Contribution Agreements as required therein contain all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

               SECTION 15.11.  INVALIDITY OF PROVISIONS

               If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

               SECTION 15.12.  LIMITATION TO PRESERVE REIT STATUS

               To the extent that the amount paid, credited, or reimbursed by the Company to, for or with respect to any REIT Member or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Member for purposes of Sections 856(c)(2) or 856(c)(3) of the Code, then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the Managing Member in its discretion from among items of potential reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Member shall not exceed the lesser of:

                             (i) an amount equal to the excess, if any, of (i) 4.17% of the REIT Member's total gross income (but not including the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Section 856(c)(2) of the Code over (ii) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the REIT Member from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any REIT Payments); or

                             (ii) an amount equal to the excess, if any, of (i) 25% of the REIT Member's total gross income (but not including the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (ii) the amount of gross income (within the meaning of Section 856(c)(3)) of the Code derived by the REIT Member from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the

REIT Member's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member's share of items, including reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this Section 15.12 shall be interpreted and applied to effectuate such purpose; provided, however, that such amount shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (a) as REIT Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and
(b) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

               SECTION 15.13.  NO PARTITION

               No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

               SECTION 15.14.  NON-MANAGING MEMBER REPRESENTATIVE

               A. All actions taken by the Non-Managing Member Representative pursuant to those provisions of this Agreement which authorize the Non-Managing Member Representative to so act shall be binding upon all Non-Managing Members as if they had individually taken such action and each Non-Managing Member, by entering into or agreeing to be bound by the provisions of this Agreement, authorize the Non-Managing Member Representative to take such actions on his, her or its behalf and agree that the actions so taken shall be binding upon him, her or it to the same extent as if he, she or it had taken the action directly.

               B. The holders of a majority of the outstanding Non-Managing Members Units shall be entitled to replace the Non-Managing Member Representative by delivering to the Managing Member a written notice signed by the holders of a majority of the outstanding Non-Managing Members Units stating
(i) that the notice is being provided to the Managing Member pursuant to this
Section 15.14.B, (ii) that the Members signing the notice own of record on the books of the Company a majority of the outstanding Non-Managing Members Units,
(iii) that the Members signing the notice desire to replace the person then serving as the Non-Managing Member Representative with the person named in the notice, and (iv) specifying the date on which the appointment of the named individual to replace the then serving Non-Managing Member Representative shall be effective (which shall be a date not earlier than the fourteenth day after the date on which the notice shall have been delivered to the Managing Member). The appointment of the new Non-Managing Member Representative specified in the notice shall be effective on the date specified in the notice and upon effectiveness, the individual previously serving as the Non-Managing Member Representative shall cease to be entitled to act in that capacity under this Agreement.

               SECTION 15.15.  CONDITIONS PRECEDENT

               Notwithstanding the prior execution of this Agreement by the parties hereto, this Agreement shall become effective as to any party hereto only upon (i) the date of closing of the transactions contemplated pursuant to the Contribution Agreement(s) to which any party hereto is a party and (ii) the completion of Exhibit A to the mutual satisfaction of the Managing Member and the Non-Managing Member Representative.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

               IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

MANAGING MEMBER:                         NON-MANAGING MEMBERS:

PAN PACIFIC RETAIL PROPERTIES, INC.,     PORTLAND FIXTURE LIMITED PARTNERSHIP,
a Maryland corporation                   an Oregon limited partnership


By:     /s/ Stuart A. Tanz               By:  PFMGP, Inc.
        ----------------------------     Its: General Partner
Name:   Stuart A. Tanz
Title:  President and Chief Executive
        Officer                               By: /s/ David P. Zimel
                                                  ------------------------------
                                              Name:   David P. Zimel
                                              Title:  President

                                         PFMGP, INC., an Oregon corporation


                                         By: /s/ David P. Zimel
                                             -----------------------------------
                                         Name:   David P. Zimel
                                         Title:  President

                                         BYRON P. HENRY, an individual


                                         By: /s/ Byron P. Henry
                                             -----------------------------------
                                             Byron P. Henry
                                             Individually and as
                                             Attorney-in-fact to Steven J. Oliva

                                         STEVEN J. OLIVA, an individual


                                         By:
                                             -----------------------------------
                                             Steven J. Oliva

                                    EXHIBIT A

                         MEMBERS' CAPITAL CONTRIBUTIONS

--------------------------------------------------------------------------------------------------------------
                                                     Gross      Less Debt
                                                     Asset      Assumed or                 Non-
                                                    Value of      Taken       Managing   Managing
                                        Cash        Property    by Company     Units      Units     Interest
          Name of Member            Contributions  Contributed  Subject to     Member     Member    Percentage
--------------------------------------------------------------------------------------------------------------
Managing Member
--------------------------------------------------------------------------------------------------------------
  Pan Pacific Retail Properties,
    Inc.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Non-Managing Members:
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
        Totals
--------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                             CONTRIBUTION AGREEMENTS


1. That certain CONTRIBUTION AGREEMENT AND ESCROW INSTRUCTIONS dated for reference purposes as of September 23, 1998 by and between PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership, and PFMGP, INC., an Oregon corporation, as Contributors, and PAN PACIFIC (PORTLAND), LLC, a Delaware limited liability company, as the Company.

2. That certain CONTRIBUTION AGREEMENT AND ESCROW INSTRUCTIONS dated for reference purposes as of September 23, 1998 by and between PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership, INDEPENDENT MEMBER CORP., an Oregon corporation, BYRON P. HENRY, an individual, and STEVEN J. OLIVA, an individual, as Contributors, and PAN PACIFIC (PORTLAND), LLC, a Delaware limited liability company, as the Company.

3. Assigned interests in that certain PURCHASE AND SALE AND GROUND LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT AND ESCROW INSTRUCTIONS dated for referenced purposes as of September 24, 1998 and that FIRST AMENDMENT TO PURCHASE AND SALE AND GROUND LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT AND ESCROW INSTRUCTIONS dated October 2, 1998 by and between PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership, as Seller, and PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation, as Buyer.

4. That certain PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS dated October 7, 1998 by and between PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership, as Seller, and PAN PACIFIC (PORTLAND), LLC, a Delaware limited liability company, as Buyer.

                                    EXHIBIT C
                                 REAL PROPERTIES

Sandy

Southgate

Oregon City

Sunset Mall

Oregon Trail

Hood River

                                    EXHIBIT D
                               NOTICE OF EXCHANGE


To:     Pan Pacific Retail Properties, Inc.
        1631-B South Melrose Drive
        Vista, California 92083

               The undersigned Member or Assignee hereby irrevocably tenders for Exchange __________ LLC Units in Pan Pacific (Portland), LLC in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Pan Pacific (Portland), LLC, dated as of ___________, 1998 (the "Agreement"), and the Exchange rights referred to therein. The undersigned Member or Assignee:

               (a) undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Exchange and (ii) to furnish to the Managing Member, prior to the Specified Exchange Date, the documentation, instruments and information required under Section 8.6.D of the Agreement;

               (b) directs that, at the sole and absolute discretion of the Managing Member, either (i) a certified check representing the Cash Amount deliverable upon closing of the Exchange be delivered to the address specified below or (ii) a certificate(s) representing the REIT Shares deliverable upon the closing of such Exchange be delivered to the address specified below;

               (c) represents, warrants, certifies and agrees that: (1) the undersigned Member or Assignee has, and at the closing of the Exchange will have, good, marketable and unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity, (2) the undersigned Member or Assignee has, and at the closing of the Exchange will have, the full right, power and authority to tender and surrender such LLC Units as provided herein, (3) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender, and (4) such Exchange is in compliance with the provisions of Section 8.6 of the Agreement; and

               (d) acknowledges that it will continue to own such LLC Units until and unless such Exchange transaction closes.

               All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:  ________________________
                                             Name of Member or Assignee:

                                             _________________________________


                                             _________________________________
                                             (Signature of Member or Assignee)


                                             _________________________________
                                             (Street Address)


                                             _________________________________
                                             (City)        (State)       (Zip)

                                             Signature Guaranteed by:


                                             _________________________________


Issue REIT Shares in the name of:            _________________________________

Please insert social security or
  identifying number:                        _________________________________


                                       D-1